                                 EMPLOYMENT AGREEMENT

    This Employment Agreement ("Agreement") is made and entered into this 8th day of December, 1997 by and between PRINTRAK INTERNATIONAL INC. (the "Company") and ALFRED B. CASTLEMAN ("Employee").

    1. EMPLOYMENT: Employee shall be employed as Vice President, Finance and Chief Financial Officer of the Company, or such other position as may be designated from time to time by the Board of Directors, and shall faithfully and diligently perform all duties and responsibilities required of such position or assigned by the Company from time to time. In addition, Employee shall serve as a member of the Company's Board of Directors for a term extending at least until the Company's next Annual Meeting of Shareholders or so long as he holds the titles stated herein.

    2. TERM: This Agreement and Employee's employment shall be for a term of two (2) years commencing on the date hereof and expiring on December 8, 1999, but may be terminated earlier at any time in accordance with Section 4 of this Agreement.

    3. COMPENSATION: In consideration for all services to be performed under this Agreement, Employee shall receive the following compensation:

         (a) SALARY: Employee shall be paid base salary at the rate of One Hundred Ninety Thousand Dollars ($190,000) per year, which salary shall be reviewed annually in conjunction with Employee's annual merit review.

         (b) INCENTIVE BONUS: Employee shall be eligible for participation in Printrak's Executive Bonus Plan. Employee's target bonus under the Executive Bonus Plan for fiscal 1998 will be 40% of Employee's base salary pro rated for the period Employee was employed by Printrak, conditioned upon the attainment of performance goals to be established by the Company and subject to the written provisions of the Executive Bonus Plan.

         (c) VACATION: Per year Employee shall accrue, and be deemed to have earned, vacation at the rate of two (2) weeks per year hereunder, pursuant to the Company's policy for paid time off, plus one week of personal time off. Upon the termination of Employee's employment with the Company, any vacation not previously used by Employee shall be paid to Employee at the rate set forth in paragraph (a) above, but personal time shall not be so paid and shall not be carried over to any following period.

         (d) EMPLOYEE BENEFIT PLANS: Employee shall be entitled to participate in such group medical, dental, visual, disability, death benefit, life insurance and other benefit plans as the Company may offer from time to time for personnel of comparable stature, it being understood that neither the Company shall be obligated to provide such benefits to any employee.

    4. TERMINATION: This Agreement and Employee's employment with the Company, as well as his service as an officer of the Company, are subject to immediate termination at any time as follows:

         (a) DEATH: This Agreement shall terminate immediately upon Employee's death, in which event the Company's only obligation shall be to pay all compensation (as defined below) owing for services rendered by Employee prior to the date of his death.

         (b) DISABILITY: The Company may, to the extent permitted by applicable law, terminate Employee's employment in the event that Employee is disabled from performing all assigned duties under this Agreement due to illness or injury for a period in excess of one hundred eighty (180) consecutive days, in which event the Company's only obligation shall be to pay all compensation (as defined below) owing for services rendered by Employee prior to the date of his termination.

         (c) TERMINATION FOR CAUSE: The Company may terminate this Agreement immediately upon written notice to Employee in the event Employee (i) commits any material misconduct, willful breach, or habitual neglect of his duties to the Company; (ii) materially violates any policy or procedure of the Company, the effect of which violation could reasonably be expected to materially damage the Company; or (iii) engages in job performance which is materially inferior to that reasonably expected of an executive in a position of responsibility and compensation comparable to those of Employee, which inferior performance is not cured after counseling by the Company. In either event, the Company's sole obligation to Employee shall be to pay all compensation (as defined below) owing for services rendered by Employee prior to notice of termination under this subsection.

         (d) TERMINATION WITHOUT CAUSE: The Company in its sole discretion may also terminate Employee's employment without cause or prior warning immediately upon written notice to Employee, in which event the Company's only obligation shall be to pay all compensation (as defined below) owing for services rendered by Employee prior to the effective date of such termination, and if such termination occurs at any time during the term hereof from and after December 8, 1998, then to pay Employee the sum total of an amount equal to one year's salary as is then currently being paid under Section 3(a) hereof over the following twelve months payable as all payroll bi-weekly.

         (e) VOLUNTARY TERMINATION: Employee may terminate this Agreement at any time, for any reason, upon written notice to the Company, in which event the Companies' only obligation to Employee shall be to pay all compensation (as defined below) owing for services rendered by Employee prior to the date of such termination.

         (f) COMPANY'S SOLE OBLIGATION: In the event of any termination pursuant to this Section 4, the payment of the amounts set forth in subsections (a) through (e) above, as and if applicable, constitute the sole obligations of the Companies and are in lieu of any damages or other compensation that Employee may claim in connection with this Agreement. The Company shall make payment of said compensation as required by California Law.

         (g) RETURN OF COMPANY PROPERTY: Upon termination of employment for any reason, Employee shall immediately return to the Company, as appropriate, without condition, all files, records, keys, and other property of the Company.

    5. CONFIDENTIALITY: Employee acknowledges and agrees that Employee has been entrusted with trade secrets and proprietary information regarding the products, processes, methods of manufacture and delivery, know-how, designs, formula, work in progress, research and development, computer software and data bases, copyrights, trademarks, patents, marketing techniques, and future business plans, as well as customer lists and information concerning the identity, needs, and desires of actual and potential customers of the Company and its subsidiaries, joint ventures, partners, and other affiliated persons and entities ("Confidential Information"), all of which derive significant economic value from not being generally known to others outside the Company.
Accordingly, Employee agrees to execute and be bound by the terms of the Employee Proprietary Information Agreement attached hereto as Annex 1.

    6. INVENTIONS: Any and all patents, copyrights, trademarks, inventions, discoveries, developments, or trade secrets developed or perfected by Employee during or as the result of Employee's employment with the Company shall constitute the sole and exclusive property of the Company, as more particularly set forth in the Employee Proprietary Information Agreement.

    7. CONFLICT OF INTERESTS: During the term of this Agreement, Employee shall devote Employee's full working time, ability, and attention to the business of the Company, and shall not accept other employment or engage in any other outside business activity which interferes with the performance of Employee's duties and responsibilities under this Agreement or which involves actual or potential competition with the business of the Company, except with the express written consent of the Boards of Directors of the Company.

    8. EMPLOYEE BENEFIT PLANS: All of the employee benefit plans referred to or contemplated by this Agreement shall be governed solely by the terms of the underlying plan documents and by applicable law, and nothing therein shall create any contract or guarantee of employment with the Company. Nothing in this Agreement shall impair the Company's right to amend, modify, replace, and terminate any and all such plans in its sole discretion as provided by law. This Agreement is for the sole benefit of Employee and the Company, and is not intended to create an employee benefit plan or to modify the terms of existing plans.

    9. INDEMNIFICATION: The Company has in force, and shall maintain in force during the term of Employee's service as an officer or director of the Company, Director and Officer Liability insurance covering Employee.

    10. ASSIGNMENT: This Agreement may not be assigned by Employee, but may be assigned by the Company to any successor in interest to its business. This Agreement shall bind and inure to be benefit of the Company's successors and assigns, as well as Employee's heirs, executors, beneficiaries, administrators, and legal representatives.

    11. NOTICES: All notices required by this Agreement may be delivered by first class mail at the following addresses:

         To the Company:     PRINTRAK INTERNATIONAL INC.
                             1250 North Tustin Avenue
                             Anaheim, California  92807
                             Attn:  Chairman of the Board

         To Employee:        Alfred B. Castleman
                             273 Promontory Drive West
                             Newport Beach,  California  92660

    12. AMENDMENT: This Agreement may be modified only by written agreement signed by the party against whom any amendment is to be enforced, and in the case of the Company, pursuant to consent by the Board of Directors of such entity.

    13. CHOICE OF LAW: This Agreement shall be governed by the laws of the State of California, and the parties submit to the jurisdiction of the courts of Orange County, California for enforcement.

    14. WAIVER: No waiver of any breach of this Agreement shall constitute a waiver of any subsequent breach.

    15. COMPLETE AGREEMENT: This Agreement contains the entire agreement between the parties, and supersedes any and all prior and contemporaneous oral and written agreements, including Employee's previous employment contracts (if any), which shall have no further force and effect.


    IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.


                                    ALFRED B. CASTLEMAN


                                    /s/ Alfred B. Castleman
                                    -------------------------------------------
                                    PRINTRAK INTERNATIONAL INC.,
                                    a Delaware corporation

                                By: /s/ Susanna Bennett
                                    -------------------------------------------

                                Its: Vice President of Corporate Administration
                                     ------------------------------------------

                                       ANNEX 1

                             PRINTRAK INTERNATIONAL INC.

                      EMPLOYEE PROPRIETARY INFORMATION AGREEMENT


    In consideration and as a condition of my employment, or continued employment, by PRINTRAK INTERNATIONAL INC. and/or by companies which it owns, controls, or is affiliated with (including without limitation Printrak International Inc.), or their successors in business (hereafter referred to as "the Company"), and the compensation paid therefor and payable under the Employment Agreement of even date herewith between me, and Printrak International Inc. (the "Employment Agreement"):

1.  CONFIDENTIALITY.

    I agree to keep confidential, except as the Company may otherwise consent in writing and not to disclose or make any use of except for the benefit of the Company, at any time, either during or subsequent to my employment, any trade secrets, confidential information, knowledge, data or other information of the Company relating to products, processes, know-how, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, pricing strategies or other subject matter pertaining to any business of the Company or any of its clients, customers, consultants, licensees or affiliates, which I may produce, obtain or otherwise acquire during the course of my employment, except as herein provided. I further agree not to deliver, reproduce or in any way allow any such trade secrets, confidential information, knowledge, data or other information, or any documentation relating thereto, to be delivered or used by any third parties without specific direction or consent of a duly authorized representative of the Company.

2.  CONFLICTING EMPLOYMENT/RETURN OF CONFIDENTIAL MATERIAL.

    I agree that during my employment with the Company, as set forth in the Employment Agreement, I will not engage in any other employment, occupation, consulting or other activity relating to the business in which the Company is now or may hereafter become engaged or which would otherwise conflict with my obligations to the Company. In the event of my termination of employment with the Company pursuant to the Employment Agreement for any reason whatsoever, I agree to promptly surrender and deliver to the Company all records, materials, equipment, drawings, documents and data of any nature pertaining to any invention, trade secret or confidential information of the Company or to my employment, and I will not take with me any description containing or pertaining to any confidential information, knowledge or data of the Company which I may produce or obtain during the course of my employment. In the event of the termination of my employment for any reason whatsoever, I agree to sign and deliver the "Termination Certificate" attached hereto as Exhibit A.

3.  ASSIGNMENT OF INVENTIONS.

    I agree that all computer programs, documentation and other copyrightable materials to which I contribute during my employment shall be considered "works made for hire" and shall be the sole property of the Company. I hereby assign and transfer to the Company my entire right, title and interest in and to all inventions (as used in the Agreement, "inventions" shall include but not be limited to ideas, improvements, designs and discoveries) whether or not patentable and whether or not reduced to practice, made or conceived by me (whether made solely by me or jointly with others) during the period of my employment with the Company, which relate in any manner to the actual or demonstrably anticipated business, work or research and development of the Company or its subsidiaries, or result from or are suggested by any task assigned to me or any work performed by me for or on behalf of the Company or its subsidiaries. I agree that all such inventions are the sole property of the Company provided, however, that this Agreement does not require assignment of an invention for which no equipment, supplies, facility, or trade secret information of the Company was used, and which was developed entirely on my own time, and:

    (a) which does not relate to the business of the Company or to the Company's actual or demonstrably anticipated research or development; or

    (b)  which does not result from any work performed by me for the Company.

4.  DISCLOSURE OF INVENTIONS AND PATENTS.

    I agree that in connection with any "invention" as defined in Paragraph 3 above:

    (a) I will disclose such invention promptly in writing to my immediate superior at the Company, with a copy to the Board of Directors, regardless of whether I believe the invention is protected by Paragraph 3 above, in order to permit the Company to claim rights to which it may be entitled under this Agreement. Such disclosure shall be received in confidence by the Company.

    (b) I will, at the Company's request, promptly execute a written assignment of title to the

Company for any invention required to be assigned by Paragraph 3 ("assignable invention"), and I will preserve any such assignable invention as confidential information of the Company.

    (c) Upon request, I agree to assist the Company or its nominee (at its expense) during and at any time subsequent to my employment in every reasonable way to obtain for its own benefit patents and copyrights for such assignable inventions in any and all countries, which inventions shall be and remain the sole and exclusive property of the Company or its nominee whether or not patented or copyrighted.
I agree to execute such papers and perform such lawful acts as the Company deems to be necessary to allow it to exercise all right, title, and interest in such patents and copyrights.

5.  EXECUTION OF DOCUMENTS.

    In connection with Paragraph 4(c), I further agree to execute, acknowledge and deliver to the Company or its nominee upon request and at its expense all such documents, including applications for patents and copyrights and assignments of inventions, patents and copyrights to be issued therefore, as the Company may determine necessary or desirable to apply for and obtain letters, patents and copyrights on such assignable inventions in any and all countries and/or to protect the interest of the Company or its nominee in such inventions, patents and copyrights, and to vest title thereto in the Company or its nominee.

6.  MAINTENANCE OF RECORDS.

    I agree to keep and maintain adequate and current written or printed records of all inventions made by me (in the form of notes, sketches, drawings and as may be specified by the Company), which records shall be available to and remain the sole property of the Company at all times.

7.  OTHER OBLIGATIONS.

    I acknowledge that the Company from time to time may have agreements with other persons or with the U.S. Government or governments of other countries, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work thereunder or regarding the confidential nature of such work. During my employment with the Company, I agree to be bound by all such obligations and restrictions and to take all action necessary to discharge the obligations of the Company thereunder.

8.  TRADE SECRETS OF OTHERS.

    I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company, and I will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others. I agree not to enter into any agreement either written or oral in conflict herewith.

9.  MODIFICATION.

    This Agreement may not be changed, modified, released, discharged, abandoned or otherwise amended, in whole or in part, except by an instrument in writing, signed by me and the Company. I agree that any subsequent change or changes in my duties, salary, or compensation shall not affect the validity or scope of this Agreement.

10. ENTIRE AGREEMENT.

    I acknowledge receipt of this Agreement and agree that with respect to the subject matter thereof it is my entire agreement with the Company, superseding any previous oral or written communications, representations, understandings or agreements with the Company or any officers or representative thereof.

11. SEVERABILITY.

    In the event that any paragraph or provision of this Agreement shall be held to be illegal or unenforceable in any jurisdiction, such paragraph or provision shall, as to that jurisdiction, be adjusted and reformed, if possible, in order to achieve the intent of the parties, and if such paragraph or provision cannot be adjusted and reformed, such paragraph or provision shall, for the purposes of that jurisdiction be voided and severed from this Agreement, and the entire Agreement shall not fail on account thereof but shall otherwise remain in full force and effect.

12. SUCCESSORS AND ASSIGNS.

    This Agreement shall be binding upon my heirs, executors, administrators or other legal representative and is for the benefit of the Company, its successors and assigns. This Agreement may be assigned by the Company to any purchaser or successor in interest to the business of the Company.

13. GOVERNING LAW.

    This Agreement shall be governed by the laws of the location of the Company's corporate headquarters, which is presently located in the State of California; provided, however, that in the event this provision is deemed to be unenforceable by a local judicial authority or governmental agency, then the laws of the location of my employment shall apply.

14. COUNTERPARTS.

    This Agreement may be signed in two counterparts, each shall be deemed an original and both of which shall together constitute one agreement.

                                /s/ Alfred B. Castleman
                                ----------------------------------------------
                                  Alfred B. Castleman

                                PRINTRAK INTERNATIONAL INC.,
                                a Delaware corporation

                                By: /s/ Susanna Bennett
                                    -------------------------------------------
                                Its: Vice President of Corporate Administration
                                     -----------------------------------------

                                      EXHIBIT A

                               TERMINATION CERTIFICATE

    This is to certify that I do not have in my possession, nor have I failed to return any records, documents, data, specifications, drawings, blueprints, reproductions, sketches, notes, reports, proposals, or copies of them, or other documents or materials, equipment, or other property belonging to the Company, its successors and assigns (hereafter referred to as "the Company").

    I further certify that I have complied with and will continue to comply with all the terms of the Employee Proprietary Information Agreement signed by me with the Company, including the reporting of any inventions (as defined therein) conceived or made by me covered by the Agreement.

    I further agree that in compliance with the Employee Proprietary and Confidential Information Agreement, I will preserve as confidential all trade secrets, confidential information, knowledge, data, or other information relating to products, processes, know-how, designs, formulas, test data, customer lists, or other subject matter pertaining to any business of the Company or any of its clients, customers, consultants, licensees, or affiliates.

    I further certify and agree that I have been paid, and have received, all compensation required to be paid to me at any time under Section 4 of the Employment Agreement dated December 8, 1997 between me and the Company.



                                       ---------------------------------------
                                       Employee's Signature



                                       ---------------------------------------
                                       Print Name


                                       ---------------------------------------
                                       Date